                                  EXHIBIT 4.3


                              HEXCEL CORPORATION

                                     AND

                         THE BANK OF CALIFORNIA, N.A.

                                                            Trustee






                                  Indenture




                           Dated as of August 1, 1986










               7% Convertible Subordinated Debentures due 2011

                           RECONCILIATION AND TIE SHEET*
                                      BETWEEN
                   PROVISIONS OF THE TRUST INDENTURE ACT OF 1939
                                        AND
                       INDENTURE, DATED AS OF AUGUST 1, 1986
                                      BETWEEN
                                 HEXCEL CORPORATION
                                        AND
                            THE BANK OF CALIFORNIA, N.A.


    Section                                                  Section of
    of Act                                                   Indenture
                                                             ----------
    310(a)(1)                                                9.09
    310(a)(2)                                                9.09
    310(a)(3)                                                Inapplicable
    310(a)(4)                                                Inapplicable
    310(b)                                                   9.08,9.10
    310(c)                                                   Inapplicable
    311(a)                                                   9.13(a), 9.13(c)
    311(b)                                                   9.13(b), 9.13(c)
    311(c)                                                   Inapplicable
    312(a)                                                   7.01, 7.02(a)
    312(b)                                                   7.02(b)
    312(c)                                                   7.02(c)
    313(a)                                                   7.4(a)
    313(b)(1)                                                Inapplicable
    313(b)(2)                                                7.04(b)
    313(c)                                                   7.04(c)
    313(d)                                                   7.04(d)
    314(a)(1)                                                7.03(a)
    314(a)(2)                                                7.03(b)
    314(a)(3)                                                7.03(c)
    314(b)                                                   Inapplicable
    314(c)(1)                                                16.05
    314(c)(2)                                                16.05
    314(c)(3)                                                Inapplicable
    314(d)                                                   Inapplicable
    314(e)                                                   16.05
    314(f)                                                   Omitted
    315(a)                                                   9.01
    315(b)                                                   8.07
    315(c)                                                   9.01
    315(d)                                                   9.01
    315(e)                                                   8.08
    316(a)(1)                                                8.06,10.04
    316(a)(2)                                                Omitted
    316(b)                                                   8.04
    317(a)                                                   8.02
    317(b)                                                   6.04(a)
    318(a)                                                   16.07


*    This Reconciliation and Tie Sheet is not a part of the Indenture.

                               TABLE OF CONTENTS*



                                                                   Page
                                                                   ----
PARTIES                                                            1
RECITALS:
     Purpose of Indenture                                          1
     Form of Face of Debenture                                     1
     Form of Reverse of Debenture                                  3
     Form of Trustee's Certificate of Authentication               8
     Form of Conversion Notice                                     9
     Compliance with Legal Requirements                            10
     Purpose of and Consideration for Indenture                    10


                                    ARTICLE ONE

                                    DEFINITIONS

SECTION 1.01.  Certain Terms Defined                               10
               Authenticating Agent                                10
               Bankruptcy Code                                     10
               Board of Directors                                  10
               Business Day                                        11
               Common Stock                                        11
               Company                                             11
               Conversion Price                                    11
               Date of Conversion                                  11
               Debenture or Debentures; outstanding                11
               Debentureholder; registered bolder                  12
               Event of Default                                    12
               Indenture                                           12
               Officers' Certificate                               12
               Opinion of Counsel                                  12
               Responsible Officer                                 12
               Senior Indebtedness                                 12
               Subsidiary                                          13
               Trustee; Principal Office                           13
               Trust Indenture Act of 1939                         13
SECTION 1.02.  References Are to Indenture                         13


* This Table of Contents is not part of the Indenture.

                                  ARTICLE TWO

                ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
                            EXCHANGE OF DEBENTURES


Page
----
13     SECTION 2.01.    Designation, Amount, Authentication and Delivery of
                        Debentures

14     SECTION 2.02.    Form of Debentures and Trustee's Certificate

14     SECTION 2.03.    Date of Debentures and Denominations

15     SECTION 2.04.    Execution of Debentures

16     SECTION 2.05.    Exchange of Debentures

17     SECTION 2.06.    Temporary Debentures

17     SECTION 2.07.    Mutilated, Destroyed, Lost or Stolen Debentures

18     SECTION 2.08.    Cancellation of Surrendered Debentures


                                 ARTICLE THREE

                          SUBORDINATION OF DEBENTURES


19     SECTION 3.01.    Agreement to Subordinate

19     SECTION 3.02.    Distribution on Dissolution, Liquidation and
                        Reorganization; Subrogation of Debentures

22     SECTION 3.03.    Payments on Debentures Prohibited During Event of
                        Default Under Senior Indebtedness

23     SECTION 3.05.    Authorization of Debentureholders to Trustee to Effect
                        Subordination

23     SECTION 3.06.    Notices to Trustee



                                 ARTICLE FOUR

                           CONVERSION OF DEBENTURES

23      SECTION 4.01.    Conversion Privilege

23     SECTION 4.02.    Manner of Exercise of Conversion Privilege

24     SECTION 4.03.    Cash Adjustment Upon Conversion

25     SECTION 4.04.    Initial Conversion Price

25     SECTION 4.05.    Adjustment of Conversion Price . .

28     SECTION 4.06.    Effect of Reclassifications, Consolidations, Mergers
                        or Sales on Conversion Privilege


Page
----
29     SECTION 4.07.    Taxes on Conversion

29     SECTION 4.08.    Company to Reserve Stock

30     SECTION 4.09.    Disclaimer by Trustee of Responsibility for Certain
                        Matters

30     SECTION 4.10.    Company to Give Notice of Certain Events


                                 ARTICLE FIVE

                     REDEMPTION OF DEBENTURES-SINKING FUND


31     SECTION 5.01.    Redemption Prices

31     SECTION 5.02     Notice of Redemption; Selection of Debentures

33     SECTION 5.03.    When Debentures Called for Redemption Become Due and
                        Payable

33     SECTION 5.04.    Sinking Fund

35     SECTION 5.05.    Application of Sinking Fund Payments

36     SECTION 5.06.    Redemption in Event of Default

36     SECTION 5.07     Manner of Redeeming Debentures

37     SECTION 5.08.    Cancellation of Redeemed Debentures

37     SECTION 5.09.    Conversion Arrangements on Call for Redemption



                                  ARTICLE SIX

                      PARTICULAR COVENANTS OF THE COMPANY


37     SECTION 6.01.    Payment of Principal of (and Premium, if Any) and
                        Interest on Debentures

37     SECTION 6.02.    Maintenance of Office or Agency for Registration of
                        Transfer, Conversion, Exchange and Payment of
                        Debentures




38     SECTION 6.03.    Appointment to Fill a Vacancy in the Office of Trustee

38     SECTION 6.04.    Provision as to Paying Agent

39     SECTION 6.05.    Maintenance of Corporate Existence

39     SECTION 6.06.    Further Assurance

40     SECTION 6.07.    Officers' Certificates as to Default



                                 ARTICLE SEVEN

                    DEBENTUREHOLDERS' LISTS AND REPORTS BY
                          THE COMPANY AND THE TRUSTEE



40     SECTION 7.01.    Company to Furnish Trustee Information as to Names and
                        Addresses of Debentureholders

41     SECTION 7.02.    Preservation and Disclosure of Lists

42     SECTION 7.03.    Reports by the Company

43     SECTION 7.04.    Reports by the Trustee


                                 ARTICLE EIGHT

                 REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                              ON EVENT OF DEFAULT


44     SECTION 8.01.    Events of Default Defined

47     SECTION 8.02.    Payment of Debentures on Default; Suit Therefor

49     SECTION 8.03.    Application of Moneys Collected by Trustee

50     SECTION 8.04.    Limitation on Suits by Holders of Debentures

51     SECTION 8.05.    Proceedings by Trustee; Remedies Cumulative and
                        Continuing

51     SECTION 8.06.    Rights of Holders of Majority in Principal Amount of
                        Debentures to Direct Trustee and to Waive Defaults

52     SECTION 8.07.    Trustee to Give Notice of Defaults Known to It, But
                        May Withhold in Certain Circumstances

52     SECTION 8.08.    Requirement of an Undertaking to Pay Costs in Certain
                        Suits Under the Indenture or Against the Trustee

53     SECTION 8.09.    Enforcement of Rights of Conversion by Debentureholders


                                 ARTICLE NINE

                            CONCERNING THE TRUSTEE


       SECTION 9.01.    Duties and Responsibilities of Trustee
53
       SECTION 9.02.    Reliance on Documents, Opinions, etc
54
       SECTION 9.03.    No Responsibility for Recitals, etc
56
       SECTION 9.04.    Trustee, Paying Agent, Conversion Agent or Debenture
                        Registrar May Own Debentures
56
       SECTION 9.05.    Moneys Received by Trustee to be Held in Trust Without
                        Interest
56



Page
----
57     SECTION 9.06.    Compensation and Expenses of Trustee

57     SECTION 9.07.    Right of Trustee to Rely on Officers'
                        Certificate Where No
                        Other Evidence Specifically Prescribed

57     SECTION 9.08.    Conflicting Interest of Trustee

63     SECTION 9.09.    Requirements for Eligibility of Trustee

64     SECTION 9.10.    Resignation or Removal of Trustee

65     SECTION 9.11.    Acceptance by Successor to Trustee; Notice of
                        Succession of a Trustee

66     SECTION 9.12.    Successor to Trustee by Merger, Consolidation or
                        Succession to Business

66     SECTION 9.13.    Limitations on Rights of Trustee as a Creditor

71     SECTION 9.14     Authenticating Agent


                                  ARTICLE TEN

                        CONCERNING THE DEBENTUREHOLDERS


72     SECTION 10.01.   Evidence of Action by Debentureholders

72     SECTION 10.02.   Proof of Execution of Instruments and of Holding of
                          Debentures

73     SECTION 10.03.   Who May Be Deemed Owners of Debentures

73     SECTION 10.04.   Debentures Owned by Company or Controlled or
                        Controlling Persons Disregarded for Certain Purposes

74     SECTION 10.05.   Record Date for Action by Debentureholders

74     SECTION 10.06.   Instruments Executed by Debentureholders Bind
                        Future Holders



                                ARTICLE ELEVEN

                          DEBENTUREHOLDERS' MEETINGS



75    SECTION 11.01.   Purposes for Which Meetings May be Called

75    SECTION 11.02.   Manner of Calling Meetings; Record Date

76    SECTION 11.03.   Call of Meeting by Company or Debentureholders

76    SECTION 11.04.   Who May Attend and Vote at Meetings

76    SECTION 11.05.   Regulations

77    SECTION 11.06.   Manner of Voting at Meetings and Record to be Kept

78    SECTION 11.07.   Exercise of Rights of Trustee and Debentureholders
                       Not to be Hindered or Delayed



                                ARTICLE TWELVE

                            SUPPLEMENTAL INDENTURES


Page
----
78     SECTION 12.O1.   Purposes for Which Supplemental Indentures May be
                          Entered into Without Consent of Debentureholders

80     SECTION 12.02.   Modification of Indenture with Consent of Holders
                        of 66 2/3% in Principal Amount of Debentures

81     SECTION 12.03.    Effect of Supplemental Indentures


81     SECTION 12.04.   Debentures May Bear Notation of Changes by
                        Supplemental Indentures

81     SECTION 12.05.   Opinion of Counsel



                               ARTICLE THIRTEEN

                        CONSOLIDATION, MERGER AND SALE


82     SECTION 13.01.   Company May Consolidate, etc., on Certain Terms

83     SECTION 13.02.   Successor Corporation to be Substituted

83     SECTION 13.03.   Opinion of Counsel



                               ARTICLE FOURTEEN

                   SATISFACTION AND DISCHARGE OF INDENTURES;
                               UNCLAIMED MONEYS


84     SECTION 14.01.   Satisfaction and Discharge of Indenture

84     SECTION 14.02.   Application by Trustee of Funds Deposited for
                        Payment of Debentures

84     SECTION 14.03.   Repayment of Moneys Held by Paying Agent



85     SECTION 14.04.   Repayment of Moneys Held by Trustee


                                ARTICLE FIFTEEN

                    IMMUNITY OF INCORPORATORS, STOCKHOLDER%
                            OFFICERS AND DIRECTORS


85     SECTION 15.01.   Incorporators, Stockholders, Officers and Directors
                        of Company Exempt from Individual Liability



                                ARTICLE SIXTEEN

                           MISCELLANEOUS PROVISIONS


Page
----
86     SECTION 16.01.   Successors and Assigns of Company Bound by
                        Indenture

86     SECTION 16.02.   Acts of Board, Committee or Officer of Successor
                        Corporation Valid

86     SECTION 16.03.   Required Notices or Demands May be Served by Mail;
                        Waiver

86     SECTION 16.04.   Indenture and Debentures to be Construed in
                        Accordance with the Laws of the State of California

87     SECTION 16.05.   Evidence of Compliance with Conditions Precedent

88     SECTION 16.06.   Payments Due on Saturdays, Sundays and Holidays

88     SECTION 16.07.   Provisions Required by Trust Indenture Act of 1939
                        to Control

88     SECTION 16.08.   Provisions of the Indenture and Debentures
                        for the Sole Benefit of the Parties and
                        the Debentureholders

89     SECTION 16.09.   Indenture May be Executed in Counterparts;
                        Acceptance by Trustee

89     SECTION 16.10.   Article and Section Headings

89     SECTION 16.11.   Severability

89     TESTIMONIUM

89     SIGNATURES AND SEALS

90     ACKNOWLEDGEMENTS



     THIS INDENTURE, dated as of the first day of August, 1986, between HEXCEL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), party of the first part, and THE BANK OF CALIFORNIA, N.A., a national banking association incorporated under the laws of the United States (hereinafter sometimes referred to as the "Trustee"), party of the second part,

                                    WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its 7% Convertible Subordinated Debentures due 2011 (hereinafter referred to as the "Debentures"), for an aggregate principal amount of up to $35,000,000 to be issued as registered Debentures without coupons, to be authenticated by the Trustee, to be payable August 1, 2011, to be redeemable as hereinafter provided, and to be convertible into Common Stock of the Company as hereinafter provided; and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

     WHEREAS, the Debentures and the Trustee's certificate of authentication to be borne by the Debentures are to be substantially in the following forms, respectively:

                             [FORM OF FACE OF DEBENTURE)
No.                                                                 $ .....
                                 HEXCEL CORPORATION
                   7% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2011

     HEXCEL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation), for value received, hereby promises to pay to.........., or registered assigns, the principal sum of................
DOLLARS on August 1, 2011, at the office or agency maintained by the Company for that purpose in the City of San Francisco, State of California, or in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Debenture, in like coin or currency, from the February 1 or the August 1 next preceding the date hereof to which interest has been paid or duly provided for (unless the date hereof is a February 1 or August 1 to which interest has been paid or duly provided for, in which case from the date hereof, or unless the date hereof is between the close of business on January 15 or July 15, as the case may be, and the following February 1 or August 1, in which case from such February 1 or August 1; provided, however, that if the Company shall default in payment of the interest due on such February 1 or August 1, then from the next preceding February 1 or August 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from August 1, 1986) semi-annually on February 1 and August 1 in each year, until payment of said principal sum has been made or duly provided for. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such February 1 or August 1 or, if such January 15 or July 15 is not a business day, the business day next preceding such January 15 or July 15. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Unless other arrangements are made by the Company, payment of interest will be made by check mailed by the Company to the registered address of the person entitled thereto.

     This Debenture is continued on the reverse hereof and the additional provisions there set forth shall for all purposes have the same effect as if set forth at this place.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee or Authenticating Agent under the Indenture.

     IN WITNESS WHEREOF, HEXCEL CORPORATION has caused this Debenture to be executed in its corporate name by the signature of its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the signature of its Secretary or one of its Assistant Secretaries or its Treasurer or one of its Assistant Treasurers, manually or in facsimile.

HEXCEL CORPORATION

By.....................................
[CORPORATE SEAL]

Attest:
 ..........................................

                           [FORM OF REVERSE OF DEBENTURE]

     This Debenture is one of a duly authorized issue of Debentures of the Company known as its 7% Convertible Subordinated Debentures due 2011 (herein referred to as the "Debentures"), limited (subject to certain exceptions provided for in the Indenture hereinafter referred to) in aggregate principal amount to thirty-five million dollars ($35,000,000), all issued or to be issued under and pursuant to an Indenture dated as of August 1, 1986 (herein referred to as the "Indenture"), duly executed and delivered between the Company and The Bank of California, N.A., trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the holders of Senior Indebtedness and the holders of the Debentures.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Debentures then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture may, on behalf of the holders of all of the Debentures, waive, prior to such declaration, any past default under the Indenture and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of the Debentures or a default in the making of any sinking fund payment.

     The payment of the principal of (and premium, if any) and interest on this Debenture is expressly subordinated, as provided in the Indenture, to the payment of all Senior Indebtedness, as defined in the Indenture, and by acceptance of this Debenture the holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions of the Indenture.

     Subject to the provisions of the Indenture, the holder of this Debenture is entitled, at his option, at any time on or before August 1, 2011 (except that, in case this Debenture or any portion hereof shall be called for redemption, such right shall terminate with respect to this Debenture or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture), to convert the principal amount of this Debenture (or any portion hereof which is $1,000 or a whole multiple thereof) into shares of Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $47.80 principal amount of Debentures for each share of such Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Debenture to the Company at the office or agency of the Company in the City of San Francisco, State of California, or in the Borough of Manhattan, The City of New York, State of New York, accompanied by written notice of election to convert in the form provided hereon, duly executed, and (if so required by the Company) by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney. Such surrender shall, if made during the period from the close of business on the January 15 or July 15 next preceding an interest payment date (or the next preceding business day if such January 15 or July 15 is a day on which banking institutions in the City of San Francisco, State of California or The City of New York, State of New York are authorized or obligated by law to close) to the opening of business on such interest payment date (unless this Debenture or the portion being converted shall have been called for redemption on a date fixed for redemption during such period), also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of this Debenture then being converted. Subject to the foregoing and the right of the person in whose name this Debenture is registered at the close of business on the January 15 or July 15 next preceding an interest payment date to receive the interest payable on such interest payment date (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture.

     The Indenture contains provisions permitting the Company, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, to fail or omit to comply with certain covenants set forth in the Indenture. The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures then outstanding or outstanding on the record date, if any, fixed therefor in accordance with the provisions of the Indenture, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture (including, but not limited to, those relating to the Company's Sinking Fund obligations) or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the stated maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or alter the provisions of the Indenture so as to affect adversely the terms of conversion of the Debentures into Common Stock of the Company, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures then outstanding; and provided further that no change shall terminate or impair the subordination provisions of the Indenture without the prior written consent of the holders of Senior Indebtedness.

     Any such consent or waiver by the registered holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture or such other Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture (except those provisions by which the Debentures are subordinated to Senior Indebtedness) shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, at the rate and in the currency herein prescribed.

     The Debentures are issuable as fully registered Debentures without coupons in the denominations of $1,000 and any whole multiple thereof, at the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Principal of (and premium, if any) on this Debenture is payable at the office or agency of the Company maintained for that purpose in the City of San Francisco, State of California or in the Borough of Manhattan, The City of New York, State of New York. Unless other arrangements are made by the Company, payment of interest hereon will be made by check mailed by the Company to the registered address of the person entitled thereto.

     The Debentures are subject to redemption (otherwise than through the operation of the Sinking Fund), at the option of the Company, as a whole or in part at any time, on any date prior to maturity, upon mailing by first-class mail a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Debentures to be redeemed as a whole or in part at their registered addresses as they shall appear upon the registry books, all as provided in the Indenture, at the redemption prices set forth in the following table (expressed in percentages of the principal amount thereof to be redeemed) together with accrued and unpaid interest on the principal amount thereof to be redeemed to the date fixed for redemption, except that Debentures may not be so redeemed before August 1, 1989, unless the closing price of the Common Stock of the Company on the New York Stock Exchange (or on any national securities exchange on which the Common Stock may then be listed or, if the Common Stock shall not then be listed on any exchange, the highest bid quotation in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. through NASDAQ, or its successor or such other generally accepted source of publicly reported bid and ask quotations as the Company may reasonably designate) shall have equaled or exceeded 150% of the conversion price then in effect for at least 20 out of 30 consecutive trading days ending within five business days prior to the date the notice of redemption is given.


    If redeemed                      If redeemed
 during the twelve                during the twelve
   months' period                  months' period
     beginning       Redemption       beginning       Redemption
     August 1          Price          August 1          Price
     --------          -----          --------          -----
     1986               105.0%           1991            102.5%

     1987               104.5            1992            102.0

     1988               104.0            1993            101.5

     1989               103.5            1994            101.0

     1990               103.0            1995            100.5


     and thereafter at 100% of their principal amount.

Any such notice which is mailed in the manner hereinabove provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

     The Debentures are entitled to the benefits of a Sinking Fund, beginning on August 1, 1997, through the operation of which Debentures are subject to redemption (upon notice as set forth above) at 100% of the principal amount thereof together with accrued and unpaid interest to the date for redemption, all as more fully provided in the Indenture.

     Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, are subject to being purchased from the holder of such Debentures at the redemption price by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures and convert them into Common Stock of the Company.

     The transfer of this Debenture is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency of the Company referred to on the face hereof, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto, and upon surrender and cancellation of this Debenture upon any such transfer, a new Debenture or Debentures of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

     The Company, the Trustee, any paying or conversion agent and any Debenture registrar may deem and treat the person in whose name this Debenture shall be registered upon the books of the Company as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof, premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying or conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Debenture to the extent of the sum or sums so paid.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     As provided in the Indenture, this Debenture shall for all purposes be governed by and construed in accordance with the laws of the State of California.


                 [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          Dated:

     This is one of the Debentures described in the within-mentioned Indenture.

                         THE BANK OF CALIFORNIA, N.A.,

                                                      as Trustee


                         By...................................
                                     Authorized Officer

                                                   OR

                         THE BANK OF CALIFORNIA, N.A.,
                                                      as Trustee
                         By The Bank of California
                         New York Trust Company,
                         Authenticating Agent


                         By................................
                                     Authorized Officer

                            [FORM OF CONVERSION NOTICE]

To HEXCEL CORPORATION:

     The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $ 1,000 or a whole multiple thereof) below designated, into shares of Common Stock of Hexcel Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: ..........


                         ..................................
                                     Signature

                          Principal Amount to be Converted
                           (in a whole multiple of $1,000
                                 if less than All):
                         ..................................


 .......................................
Signature Guarantee: All
signature(s) must be
guaranteed by a member of
the New York Stock Exchange
or a commercial bank or
trust company.

Fill in for registration of shares of Common Stock and Debentures if to be issued other-wise than to the registered holder.

 .......................................
               (Name)

                              Social Security or Other
                                     Taxpayer
                                 Identifying Number
                         ..................................



 .......................................
        Please print name and
              address
     (including zip code number)

     AND WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or the Authenticating Agent as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this Indenture and proposes to make, execute, issue and deliver the Debentures;

                     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Debentures are authenticated, issued, delivered and held, and in consideration of the premises, of the purchase and acceptance of the Debentures by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Debentures, as follows:

                               ARTICLE ONE

                               DEFINITIONS

     SECTION 1.01. Certain Terms Defined.  The terms defined in this Section
1.01 (except as otherwise expressly provided or unless the context otherwise requires), for all purposes of this Indenture and of any indenture supplemental hereto, shall have the respective meanings specified in this
Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as they were in force at the date of the execution of this Indenture.

     Authenticating Agent. The term "Authenticating Agent" shall mean the agent or agents, if any, of the Trustee which at any time shall have been appointed pursuant to Section 9.14.

     Bankruptcy Code. The term "Bankruptcy Code" shall mean Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

     Board of Directors: The term "Board of Directors," when used with reference to the Company, shall mean the Board of Directors of the Company or any duly authorized committee of such Board.

     Business Day: The term "business day" shall mean a day other than a Saturday, a Sunday or a day on which banking institutions in the City of San Francisco, State of California or The City of New York, State of New York are authorized or obligated by law to close.

     Common Stock The term "Common Stock," when used with reference to stock of the Company, shall mean all shares now or hereafter authorized of the class of the Common Stock of the Company presently authorized and stock of any other class into which such shares may hereafter have been changed.

     Company:    The term "Company" shall mean HEXCEL CORPORATION, a Delaware corporation, and, subject to the provisions of Article Thirteen, shall also include its successors and assigns.

     Conversion Price. The term "conversion price" shall mean the price per share of Common Stock from time to time in effect at which Debentures may be converted into Common Stock as hereinafter in Article Four provided.

     Date of Conversion: The term "date of conversion" shall mean the date on which any Debenture shall be surrendered for conversion and notice given in accordance with the provisions of Article Four hereof.

     Debenture or Debentures; outstanding: The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

     The term "outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 10.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except

          (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Debentures, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that such Debentures shall have reached their stated maturity, or, if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Five provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide holders in due course.

     Debentureholder; registered holder. The term "debentureholder," "holder of Debentures," "registered holder" or other similar term, shall mean any person who shall at the time be the registered holder of any Debenture or Debentures on the books of the Company kept for that purpose in accordance with the provisions of the Indenture and shall also mean the executors, administrators and other legal representatives of such person.

     Event of Default. The term "Event of Default" shall mean any event specified in Section 8.01, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

     Indenture. The term "Indenture" shall mean this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented.

     Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board or President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in Section 16.05, if and to the extent required by the provisions thereof.

     Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of, or of counsel to, the Company or may be other counsel and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in
Section 16.05, if and to the extent required by the provisions thereof.

     Responsible Officer: The term "responsible officer," when used with respect to the Trustee, shall mean the chairman of the board of directors, the president, every vice president, the treasurer, every trust officer, and every other officer and assistant officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     Senior Indebtedness. The term "Senior Indebtedness" shall mean the principal of, premium, if any, and unpaid interest on (a) indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Debentures, whether outstanding on the date hereof or thereafter created, incurred, assumed, or guaranteed, for (i) money borrowed, (ii) reimbursement obligations in connection with letters of credit issued for the account of the Company and bankers' acceptances, (iii) purchase obligations and (iv) lease obligations (including but not limited to capitalized lease obligations), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Debentures, and (b) renewals, extensions, modifications and refundings of any such indebtedness. Senior Indebtedness does not include the 9% Convertible Subordinated Guaranteed Debentures due 1996 issued by Hexcel International Finance N.V. and guaranteed by the Company, which debentures rank pari passu with the Debentures.

     Subsidiary: The term "Subsidiary" shall mean any corporation or other entity at least a majority of the outstanding voting shares of which is at the time directly or indirectly owned or controlled (either alone or through Subsidiaries or together with Subsidiaries) by the Company or another Subsidiary.

     Trustee; principal office: The term "Trustee" shall mean The Bank of California, N.A., and, subject to the provisions of Article Nine, shall also include its successors. The term "principal office" of the Trustee shall mean the principal office of the Trustee at which at any particular time its corporate trust business may be principally administered, which office at the date hereof is located at 400 California Street, San Francisco, California 94104.

     Trust Indenture Act of 1939 The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture except as provided by Article Twelve.

     SECTION 1.02. References are to Indenture. Unless the context otherwise requires, all references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Indenture, and the words "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof.

                             ARTICLE TWO

                ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

                         AND EXCHANGE OF DEBENTURES

     SECTION 2.01. Designation, Amount, Authentication and Delivery of Debentures. The Debentures shall be designated as "7% Convertible Subordinated Debentures due 2011." Debentures for the aggregate principal amount of thirty-five million dollars ($35,000,000), upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee or Authenticating Agent for authentication, and the Trustee or

Authenticating Agent shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its President or a Vice President without any further corporate action by the Company.

     The aggregate principal amount of Debentures authorized by this Indenture is limited to thirty-five million dollars ($35,000,000) and, except as provided in Section 2.07, the Company shall not execute and the Trustee or the Authenticating Agent shall not authenticate or deliver Debentures in excess of such aggregate principal amount.

     Nothing contained in this Section 2.01 or elsewhere in this Indenture, or in the Debentures, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee or the Authenticating Agent of Debentures under the circumstances contemplated by Section 2.05, 2.06, 2.07, 4.02, 5.02 and 12.04.

     SECTION 2.02. Form of Debentures and Trustee's Certificate. The definitive Debentures and the Trustee's or the Authenticating Agent's certificate of authentication to be borne by the Debentures shall be substantially of the tenor and purport as in this Indenture above recited, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers executing the same may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debentures may be listed, or to conform to usage.

     SECTION 2.03. Date of Debentures and Denominations. The Debentures shall bear interest at the rate per annum set forth in their title, payable semi-annually on February 1 and August 1, commencing February 1, 1987, shall mature on August 1, 2011 and shall be issuable as registered Debentures without coupons in denominations of $1,000 and any whole multiple thereof. The person in whose name any Debenture is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Debenture upon any registration of transfer, conversion or exchange thereof subsequent to such record date and prior to such interest payment date, unless such Debenture shall have been called for redemption on a date fixed for redemption subsequent to such record date and prior to such interest payment date, or unless an Event of Default shall have occurred and be continuing as the result of a default in the payment of interest due on such interest payment date on any Debenture, in which case such defaulted interest shall be paid to the person in whose name such Debenture (or any Debenture or Debentures issued upon registration of transfer or exchange thereof) is registered on the record date for payment of such defaulted interest. Unless other arrangements are made by the Company, payment of interest will be made by check mailed by the Company to the registered address of the person entitled thereto. The term "record date" as used in this Section 2.03 with respect to any interest payment date shall mean the January 15 or July 15, as the case may be, next preceding such interest payment date, or, if such January 15 or July 15 is not a business day, the business day next preceding such January 15 or July 15, and such term, as used in this Section, with respect to the payment of any defaulted interest shall mean the tenth day next preceding the date fixed by the Company for the payment of defaulted interest or, if such tenth day is not a business day, the business day next preceding such tenth day, but in no case shall such record date be less than 10 days after notice thereof shall have been mailed by or on behalf of the Company to all registered holders of Debentures at their registered addresses.

     Except as provided in the next sentence, the Debentures shall be dated the date of authentication and shall bear interest from the February 1 or August 1 next preceding the date thereof to which interest has been paid or duly provided for, unless the date of authentication is a February 1 or August 1 to which interest has been paid or duly provided for, in which case they shall bear interest from such date. Each Debenture authenticated between the record date for any interest payment date and such interest payment date shall be dated the date of its authentication but shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any Debenture so authenticated shall bear interest from the next preceding February 1 or August 1, as the case may be, to which interest has been paid or duly provided for or, if no interest has been paid on the Debentures, from August 1, 1986. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 2.04. Execution of Debentures. The Debentures shall be signed on behalf of the Company, manually or in facsimile, by its President or a Vice President under its corporate seal (which may be in facsimile) reproduced thereon and attested, manually or in facsimile, by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee or the Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Company whose signature appears on any of the Debentures, manually or in facsimile, shall cease to be such officer before such Debentures so signed shall have been authenticated and delivered by the Trustee or the Authenticating Agent, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person whose signature appears on such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed, and the corporate seal reproduced thereon may be attested, on behalf of the Company, manually or in facsimile, by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

     SECTION 2.05. Exchange of Debentures. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. The Debentures to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 6.02, and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor the Debenture or Debentures which the debentureholder making the exchange shall be entitled to receive.

     The Company shall keep, at one of the offices or agencies to be maintained by the Company in accordance with the provisions of Section 6.02, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Debentures and shall register the transfer of Debentures as in this Article Two provided. Upon surrender for registration of transfer of any Debenture at such office or agency, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount.

     All Debentures presented or surrendered for exchange, registration of transfer, redemption, conversion or payment shall, if so required by the Company or the Trustee or any Debenture registrar, be accompanied by a written instrument or instruments of transfer, in form satisfactory to the

Company and the Trustee and such registrar, duly executed by the registered holder or by his duly authorized attorney.

     No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Company shall not be required to issue, register the transfer of or exchange any Debentures for a period of fifteen days next preceding any date for the selection of Debentures to be redeemed. The Company shall not be required to register the transfer of or exchange any Debenture called or being called for redemption except, in the case of any Debenture to be redeemed in part, the portion thereof not to be so redeemed.

     SECTION 2.06. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute and the Trustee or the Authenticating Agent shall authenticate and deliver temporary Debentures (printed, lithographed or typewritten) of any authorized denomination and substantially in the form of the definitive Debentures, but with or without a recital of specific redemption prices and with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Board of Directors of the Company. Temporary Debentures may contain such reference to any provisions of the Indenture as may be appropriate. Every such temporary Debenture shall be authenticated by the Trustee or the Authenticating Agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unnecessary delay the Company will execute and deliver to the Trustee or to the Authenticating Agent definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at the offices or agencies to be maintained by the Company in accordance with the provisions of Section 6.02, and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

     SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company, in the case of any mutilated Debenture shall, and in the case of any destroyed, lost or stolen Debenture in its discretion may, in the absence of notice to the Company or the Trustee or the Authenticating

Agent that such Debenture has been acquired by a bona fide purchaser, execute and upon its request the Trustee or the Authenticating Agent shall authenticate and deliver a new Debenture bearing a number not contemporaneously outstanding in exchange and substitution for the mutilated Debenture, or in lieu of and substitution for the Debenture so destroyed, lost or stolen, or, if any such Debenture shall have matured or shall be about to mature or shall have been selected for redemption, instead of issuing a substituted Debenture, the Company may pay the same without surrender thereof except in the case of a mutilated Debenture. In every case the applicant for a substituted Debenture or for such payment shall furnish to the Company and to the Trustee and to the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee and to the Authenticating Agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof. The Trustee or the Authenticating Agent may authenticate any such substituted Debenture and deliver the same, or the Trustee or any paying agent of the Company may make any such payment, upon the written request or authorization of any officer of the Company, and shall incur no liability to anyone by reason of anything done or omitted to be done by it in good faith under the provisions of this
Section 2.07. Upon the issue of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any expenses connected therewith.

     Every substituted Debenture issued pursuant to the provisions of this
Section 2.07 in substitution for any destroyed, lost or stolen Debenture shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

     All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.08. Cancellation of Surrendered Debentures. All Debentures surrendered for the purpose of payment, redemption, conversion, exchange, substitution or registration of transfer, or in discharge in whole or in part of any Sinking Fund payment, shall, if surrendered to the Company or any paying or conversion agent or registrar, be delivered to the Trustee and the same, together with Debentures surrendered to the Trustee for cancellation, shall be promptly cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Debentures and shall deliver certificates of destruction thereof to the Company from time to time unless the Company shall otherwise direct in writing. If the Company shall purchase or otherwise acquire any of the Debentures, however, such purchase or acquisition shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Debentures unless and until the Company, at its option, shall deliver or surrender the same to the Trustee for cancellation.

                               ARTICLE THREE

                        SUBORDINATION OF DEBENTURES

     SECTION 3.01. Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest on each and all of the Debentures, including payment through the operation of the Sinking Fund as provided in this Indenture, is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness and that such subordination is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon. and such provisions are made for the benefit of the holders of Senior Indebtedness, and they or any of them may proceed to enforce such provisions directly against the holders of Debentures or the Trustee.

     SECTION 3.02.  Distribution on Dissolution, Liquidation and
Reorganization; Subrogation of Debentures. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise:

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the holders of the Debentures are entitled to receive any payment upon the principal of and premium, if any, or interest on indebtedness evidenced by the Debentures;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Three shall be paid or delivered by the Company or any liquidating trustee, trustee in bankruptcy, receiver, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or holders of the Debentures before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Thirteen shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company for the purposes of this Article Three if such other corporation shall, as a part of such consolidation, merger, sale or conveyance, comply with the conditions stated in Article Thirteen.

     Subject to the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full and no such payments or distributions to the holders of the Debentures of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Debentures. It is understood that the provisions of this Article Three are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article Three or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debentures prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Three of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Three, the Trustee, subject to the provisions of Section 9.01, and the holders of the Debentures shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section are pending or upon a certificate of the liquidating trustee, trustee in bankruptcy, receiver, agent or other person making any distribution to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all others facts pertinent thereto or to this Article Three. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of holders of Debentures or the Company moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Three.

     SECTION 3.03. Payments on Debentures Prohibited During Event of Default Under Senior Indebtedness. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on, any Senior Indebtedness beyond any applicable period of grace, or in the event that any other event of default (as defined in the instrument governing such Senior Indebtedness) with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of, premium, if any, or interest on the Debentures and no Sinking Fund payment shall be made by the Company (except Sinking Fund payments made on Debentures redeemed or acquired or converted prior to the happening of such default or event of default), nor shall Debentures be directly or indirectly purchased by the Company or any Subsidiary.

     SECTION 3.04. Payments on Debentures Permitted. Nothing contained in this Indenture or in any of the Debentures shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 3.02 and 3.03, payments of principal of, premium, if any, or interest on the Debentures, or (b) prevent the application by the Trustee or any paying agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on the Debentures, if, prior to mailing or otherwise effecting distribution of checks or other instruments representing such payment, the Trustee or paying agent, as the case may be, did not have written notice of any event prohibiting the making of such deposit by the Company.

     SECTION 3.05. Authorization of Debentureholders to Trustee to Effect Subordination. Each Holder of Debentures by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Three and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 3.06. Notices to Trustee. The Company shall give prompt notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article Three. Notwithstanding the provisions of this Article Three or any other provisions of this Indenture, neither the Trustee nor any paying agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such paying agent, unless and until the Trustee or such paying agent shall have received written notice thereof at the principal office of the Trustee from the Company or from the holder of any Senior Indebtedness or from the representative of any such holder.

                              ARTICLE FOUR

                         CONVERSION OF DEBENTURES

     SECTION 4.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article Four, at the option of the holder, any Debenture or any portion of the principal amount thereof which is $1,000 or a whole multiple thereof, may, at any time on or before August 1, 2011, or in case such Debenture or some portion thereof shall be called for redemption prior to such date, then, with respect to such Debenture or portion thereof so called for redemption, until and including, but not after, the close of business on the date fixed for such redemption, be converted at the principal amount thereof into Common Stock at the conversion price in effect at the date of conversion.

     SECTION 4.02. Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any Debenture to be converted shall surrender such Debenture to the Company at the office or agency to be maintained by the Company in accordance with the provisions of
Section 6.02, together with the conversion notice, which shall be irrevocable, in the form provided on the Debentures duly executed, and, if so required by the Company, the Debenture shall also be accompanied by proper assignments thereof to the Company or in blank for transfer and any requisite Federal and State transfer tax stamps. Debentures so surrendered during the period from the close of business on the record date preceding an interest payment date to the opening of business on such interest payment date shall (unless any such Debenture or the portion thereof being converted shall have been called for redemption on a date fixed for redemption during such period) also be accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date on the principal amount of such Debenture then being converted. As promptly as practicable after the surrender of such Debenture for conversion as aforesaid, the Company shall issue and shall deliver at said office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Debenture or portion thereof and a check or cash in respect of any fraction of a share of Common Stock issuable upon such conversion, all as provided in this Article Four, together with a Debenture or Debentures in principal amount equal to the unconverted and unredeemed portion, if any, of the Debenture so converted. Such conversion shall be deemed to have been effected on the date on which such notice shall have been received at said office or agency and such Debenture shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates are to be issued as the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but on such conversion shall be at the conversion price in effect on such next succeeding day on which such transfer books are open. Subject to the foregoing, no adjustment shall be made for interest accrued on any Debenture that shall be converted or for dividends on any Common Stock that shall be issued upon the conversion of such Debenture.

     SECTION 4.03. Cash Adjustment Upon Conversion. The Company shall not be required to issue Fractions of shares of Common Stock upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any

Debenture or Debentures, the Company shall make an adjustment therefor in cash equal to the current market value of such fractional interest computed to the nearest one-hundredth of a share either on the basis of the last reported sale price regular way of the Common Stock on the New York Stock Exchange (or, if not listed on the New York Stock Exchange, then on such other exchange on which the Common Stock is listed as the Company may designate) on the last business day prior to the date of conversion or, if there shall not have been a sale on such last business day, on the basis of the average of the bid and ask quotations therefor on such exchange on such last business day or, if the Common Stock shall not then be listed on any exchange, at the highest bid quotation in the over-the-counter market on such last business day as reported by the National Association of Securities Dealers, Inc. through NASDAQ, its automated system for reporting quotes, or its successor or such other generally accepted source of publicly reported bid and ask quotations as the Company may reasonably designate.

     SECTION 4.04. Initial Conversion Price. The conversion price shall be as specified in the form of Debenture hereinabove set forth or, after adjustment as provided in this Article Four, the conversion price as so adjusted.

     SECTION 4.05. Adjustment of Conversion Price. The conversion price shall be adjusted from time to time as follows:

          (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion price in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which he would have owned or been entitled to receive after the happening of any of the events described above, had such Debenture been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subdivision (a) shall become effective, in the case of a dividend, on the payment date retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend, subject to the provisions of subdivision (f) of this Section 4.05, and shall become effective in the case of a subdivision or combination immediately after the opening of business on the day following the day when such subdivision or combination, as the case may be, becomes effective.

          (b) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days of the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined in subdivision (d) below) at such record date, the conversion price in effect immediately prior to the issuance of such right or warrants shall be adjusted as follows: the number of shares of Common Stock into which $1,000 principal amount of Debentures was theretofore convertible shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price; and the conversion price shall be adjusted by dividing $1,000 by the new number of shares into which $1,000 principal amount of Debentures shall be convertible as aforesaid. Such adjustment shall become effective on the date of such issuance retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants, subject to the provisions of subdivision (f) of this Section 4.05.

          (c) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, distribute to all holders of shares of its Common Stock evidences of its indebtedness or securities (excluding those referred to in subdivision (a) above) or assets (excluding cash dividends or cash distributions payable out of consolidated earnings or retained earnings, or dividends payable in shares of Common Stock) or rights to subscribe (excluding those referred to in subdivision (b) above), the conversion price in effect immediately prior to such distribution shall be adjusted by multiplying the number of shares of Common Stock into which $1,000 principal amount of Debentures was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subdivision (d) below) on the record date for such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of such assets or securities or evidences of indebtedness so distributed or of such subscription rights applicable to one share of Common Stock; and the conversion price shall be adjusted by dividing $1,000 by the new number of shares into which $1,000 principal amount of Debentures shall be convertible as aforesaid. Such adjustment shall become effective on the date of such distribution retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such distribution, subject to the provisions of subdivision (f) of this Section 4.05. For the purposes of this subdivision (c), consolidated earnings or retained earnings shall be computed by adding thereto all charges against retained earnings on account of dividends paid in shares of Common Stock in respect of which the conversion price has been adjusted, all as determined by the independent public accountants then regularly auditing the accounts of the Company, whose determination shall be conclusive.

          (d)  For the purpose of any computation under subdivisions (b) and
     (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the market values of the Common Stock for the ten consecutive business days immediately preceding the day in question. The market value of the Common Stock for each day shall be determined as provided in Section 4.03 hereof.

          (e) Except as herein otherwise provided, no adjustment in the conversion price shall be made by reason of the issuance in exchange for cash, property or services, of shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or carrying the right to purchase any of the foregoing. Notwithstanding the other provisions of this Article Four, no adjustment in the conversion price shall be made for (i) rights to purchase Common Stock pursuant to a plan for reinvestment of dividends or interest, including optional cash purchases, or (ii) a change in the par value of, or a change to or from no par value for, the Common Stock.

          (f) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or any subscription or purchase rights or any distribution and shall, thereafter and before the distribution to stockholders of any such dividend, subscription or purchase rights or distribution, legally abandon its plan to pay or deliver such dividend, subscription or purchase rights or distribution, then no adjustment of the conversion price shall be required by reason of the taking of such record.

          (g) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subdivision (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as provided in Section 4.03, all calculations under this Article Four shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (h) Whenever the conversion price is adjusted as herein provided, the Company shall (i) forthwith place on file at the principal office of the Trustee a statement signed by the President or a Vice President of the Company and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the conversion price after such adjustment and the Trustee shall exhibit the same from time to time to any Debentureholder desiring an inspection thereof, and (ii) cause a notice stating that such adjustment has been effected and the adjusted conversion price to be mailed to the holders of Debentures at their last addresses as they shall appear on the registry books.

          (i) No adjustment in the conversion price shall be required for a transaction specified in subdivisions (a), (b) or (c) above if debentureholders, upon conversion, are permitted to participate in the transactions on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     SECTION 4.06. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege. In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with one or more other corporations (other than a consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act of 1939 as in force at the date of the execution of such supplemental indenture) providing that the holder of each Debenture then outstanding shall have, in lieu of the right to convert such Debenture into Common Stock of the Company, the right to convert such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly, equivalent as may be practicable to the adjustments provided for in this Article Four and any such adjustments which shall be approved by the Board of Directors and set forth in such supplemental indenture shall be conclusive for all purposes of this Section 4.06, and the Trustee shall not be under any responsibility to determine the correctness of any provision contained in such supplemental indenture relating to either the kind or amount of shares of stock or securities or property receivable by debentureholders upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance. To the extent the Debentures become convertible into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

     The above provisions of this Section 4.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances.

     SECTION 4.07. Taxes on Conversion. The issue of stock certificates on conversion of Debentures shall be made without charge to the converting debentureholder for any issue tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 4.08. Company to Reserve Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures.

     If any shares of Common Stock reserved or to be reserved for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, then the Company covenants that it will in good faith and as expeditiously as practicable endeavor to secure such registration or approval, as the case may be.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures shall upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     SECTION 4.09. Disclaimer by Trustee of Responsibility for Certain Matters. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature, accuracy or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, subject, however, to the provisions of Section 9.01 of this Indenture. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither of them makes any representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or, subject to Section 9.01, to comply with any of the covenants of the Company contained in this Article Four.

     SECTION 4.10.  Company to Give Notice of Certain Events.  In the event

          (1) that the Company shall pay any dividend or make any distribution to the holders of Common Stock otherwise than in cash out of its retained earnings; or

          (2) that the Company shall offer for subscription, pro rata, to the holders of Common Stock any additional shares of stock of any class or any other right; or

          (3) that the Company shall effect any reclassification or change of outstanding shares of the Common Stock issuable upon the conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures), or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; then, and in any one or more of such events, the Company will give to the Trustee and any conversion agent written notice thereof at least ten days (or such shorter period acceptable to the Trustee) prior to (i) the record date fixed with respect to any of the events specified in (1) and
     (2) above, and (ii) the effective date of any of the events specified in
     (3) above; and shall mail a copy of such notice to the holders of Debentures at their last addresses as they shall appear upon the registry books.

                                  ARTICLE FIVE

                     REDEMPTION OF DEBENTURES - SINKING FUND

     SECTION 5.01. Redemption Prices. (a) The Company may, at its option, redeem all or from time to time any part of the Debentures, otherwise than through the operation of the Sinking Fund provided for in this Article Five, subject to the conditions and at the prices specified in the form of Debenture hereinbefore set forth for redemption otherwise than through the operation of the Sinking Fund, together with interest accrued and unpaid thereon to the date fixed for redemption.

     (b) The Debentures are also subject to redemption in part on August 1, 1997 and on each August 1 thereafter to and including August 1, 2010, through the operation of the Sinking Fund described in Section 5.04, at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date fixed for redemption.

     SECTION 5.02. Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise such right to redeem all or, as the case may be, any part of the Debentures in accordance with the right reserved so to do, it shall give notice of such redemption to the Trustee, and the Trustee shall thereupon, in the name of and at the expense of the Company, give notice on behalf of the Company of such redemption to the holders of the Debentures to be !redeemed as hereinafter in this Section 5.02 provided.

     Notice of redemption shall be given to the holders of Debentures to be redeemed as a whole or in part by mailing by first-class mail a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to their last addresses as they shall appear upon the registry books, but failure to give such notice by mailing to the holder of any Debenture designated for redemption as a whole or in part, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Debentures.

     Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice.

     Each such notice of redemption shall specify the total principal amount to be redeemed, the date fixed for redemption and the redemption price at which Debentures are to be redeemed, and shall state that payment of the redemption price of the Debentures to be redeemed will be made at the office or agency to be maintained by the Company in accordance with the provisions of Section 6.02, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon will cease to accrue and such notice shall state the current conversion price, the date on which the right to convert the Debentures or portion of the principal amount thereof to be redeemed will terminate and the places where such Debentures may be surrendered for conversion. If less than all the Debentures are to be redeemed, the notice of redemption to each holder shall specify the numbers of such Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state the portion of the principal amount thereof to be redeemed (which shall be $1000 or a whole multiple thereof), and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, the holder will receive the redemption price together with accrued interest in respect of the principal amount thereof called for redemption and, without charge, a new Debenture or Debentures of authorized denominations for the principal amount thereof remaining unredeemed.

     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 5.02, the Company will deposit with the Trustee or with one or more paying agents an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures or portions of Debentures so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

     If all the Debentures are to be redeemed, the Company shall give the Trustee notice thereof at least thirty-five days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption. If less than all the Debentures are to be redeemed, the Company shall give the Trustee, at least forty-five days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, notice of the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select by lot or in such other manner as it shall deem appropriate and fair, in its discretion, the Debentures or portions thereof to be redeemed and shall thereafter promptly notify the Company in writing of the number of the Debentures or portions thereof to be redeemed. For the purpose of any redemption of less than all the Debentures, the Company and the Trustee may treat as outstanding Debentures surrendered for conversion during the period of fifteen days immediately preceding the mailing of the notice of redemption.

     If any Debenture selected for redemption in part is surrendered for conversion in part on or before the close of business on the third business day next preceding the date fixed for redemption, the part of such Debenture converted shall be applied first to the part to be redeemed.

     SECTION 5.03. When Debentures Called for Redemption Become Due and Payable. If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures specified in such notice shall, unless theretofore converted into Common Stock, become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and (i) on and after such date fixed for redemption (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to the date fixed for redemption) interest on the Debentures or portions of Debentures so called for redemption shall cease to accrue, and (ii)any right to convert the Debentures or portions of Debentures so called for redemption shall terminate at the close of business on the date fixed for redemption. On presentation and surrender of such Debentures at said place of payment in said notice specified, the said Debentures shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued to the date fixed for redemption. Upon presentation of any Debenture which is redeemed in part only, the Company shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver at the expense of the Company, a new Debenture or Debentures in principal amount equal to the unredeemed portion of the Debenture so presented.

     SECTION 5.04. Sinking Fund. (a) As and for a Sinking Fund for the retirement of Debentures, the Company covenants that, on or before August 1, 1997, and annually on or before August 1 of each year thereafter to and including August 1, 2010, it will pay to the Trustee a sum in immediately available funds sufficient to retire by redemption 5% of the aggregate principal amount of Debentures issued at a redemption price which shall be 100% of the principal amount thereof, provided, however, that in any such year in which August 1 is not a business day, such payment shall be made to the Trustee on or before the last business day preceding such August 1; and provided, further, that such principal amount of Debentures may, at the option of the Company, be reduced by an amount not exceeding the sum of the following:

          (i) the principal amount of Debentures theretofore issued and reacquired (otherwise than through redemption pursuant to this Article
     Five) by the Company and delivered to the Trustee for cancellation and not theretofore made the basis for the reduction of a Sinking Fund payment;

          (ii) the principal amount of Debentures theretofore converted into Common Stock pursuant to Article Four and not theretofore made the basis for the reduction of a Sinking Fund payment pursuant to this subparagraph
     (ii), or Section 5.05(b) or otherwise;

          (iii) the principal amount of Debentures redeemed and paid pursuant to the provisions of this Article Five (otherwise than through the operation of the Sinking Fund), or which shall have been duly called for redemption (otherwise than through the operation of the Sinking Fund) and the redemption price of which shall have been deposited in trust for that purpose, and which have not theretofore been made the basis for the reduction of a Sinking Fund payment; and

          (iv) the principal amount of Debentures redeemed through optional Sinking Fund payments made pursuant to Section 5.04(b) and not theretofore made the basis for the reduction of a Sinking Fund payment.

On or before June 1 in each year, beginning June 1, 1997 to and including June 1, 2010, the Company shall deliver to the Trustee an Officer's Certificate stating whether it elects to reduce the amount to be paid to the Trustee in cash on the next succeeding August 1 and, if it elects to make such a reduction, setting forth the amount of the reduction and the basis or bases provided above for such reduction, together with any Debentures theretofore issued and reacquired (otherwise than through redemption pursuant to this Article Five) by the Company and not theretofore delivered to the Trustee for cancellation, which are to be made the basis for such reduction of a Sinking Fund payment.

(b) In addition to the funds required to be paid to the Trustee pursuant to paragraph (a) of this Section 5.04, the Company may at its option on or before August 1, 1997, and annually on or before August 1 of each year thereafter to and including August 1, 2010, pay to the Trustee as and for the Sinking Fund a sum in immediately available funds not exceeding the amount required to retire by redemption an additional 5% of the aggregate principal amount of Debentures issued at a redemption price which shall be 100% of the principal amount thereof on such August 1. Any such election by the Company shall be evidenced by an Officers' Certificate delivered to the Trustee not later than the June 1 next preceding the August I in question and shall be irrevocable upon such delivery. The right granted in this paragraph (b) shall be noncumulative so that the failure to exercise such right in any year, in whole or in part, shall not increase the maximum amount which may be paid to the Trustee in any subsequent year.

     (c)  All funds paid to the Trustee pursuant to the provisions of this
Section 5.04 shall be applied in accordance with the provisions of this Article Five.

     SECTION 5.05. Application of Sinking Fund Payments. (a) In each year commencing with 1997, as soon as practicable after June 1, the Trustee shall take the action herein specified to call for redemption on the next succeeding August 1, at a redemption price which shall be 100% of the principal amount thereof, an amount of Debentures sufficient to exhaust, as nearly as may be practicable, the sums then held by it in the Sinking Fund or required to be paid to it for the Sinking Fund pursuant to Sections 5.04(a) and (b) prior to such August 1; provided, however, that such action shall be taken only if such sums shall be sufficient to redeem $25,000 principal amount of Debentures or more.

     (b) In the event that any Debenture or portion thereof called for redemption through operation of the Sinking Fund pursuant to paragraph (a) of this Section 5.05 is converted into Common Stock of the Company after being so called for redemption, the Company may, at its option, reduce in whole or part the amount of the payment currently required or payable under Section 5.04(a) (and Section 5.04(b) if applicable) by an amount equal to the principal amount of such Debenture or portion thereof so converted, provided that the Company shall notify the Trustee in writing at the time any Sinking Fund payment is made whether the Company elects to reduce such payment, and, if so, the amount of the reduction.

     (c) Any unused balance of moneys remaining in the hands of the Trustee on the June 1 preceding the Sinking Fund payment date in any year shall be added to any Sinking find payment to be made I immediately available funds in that year, and together with such payment, if any, shall be applied to the redemption of Debentures in accordance with the provisions of this Section 5.05.

     The Company will pay to the Trustee, with respect to any Debentures to be redeemed pursuant to this Section 5.05, accrued interest to be paid by the Trustee in respect of such Debentures, it being the intention that accrued interest and any other expenses shall not be charged against Sinking Fund moneys.

     SECTION 5.06. Redemption in Event of Default. The Trustee shall not redeem any Debentures with Sinking Fund moneys or mail any notice of redemption of Debentures by operation of the Sinking Fund during any period in which the Trustee is charged with knowledge of the continuance of either a default in payment of interest on the Debentures or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph), except that if the notice of redemption of any Debentures shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debentures if funds sufficient for that purpose shall be paid to the Trustee for that purpose in accordance with the terms of this Article Five. Except as aforesaid, any moneys in the Sinking Fund during any period in which the Trustee is charged with the knowledge of the continuance of any such default or Event of Default shall, during such period, be held as security for the payment of all the Debentures; provided, however, that in case such Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next August 1 on which such moneys may be applied pursuant to the provisions of this Section 5.06.

     For the purposes of this Section 5.06 and of Section 8.07, the Trustee shall not be charged with knowledge of the continuance either of default in payment of interest on the Debentures or of any Event of Default unless either (a) a responsible officer of the Trustee assigned to its corporate trust department shall, as such officer, have actual knowledge thereof or (b) written notice of such continuance shall have been given to the Trustee by the Company or by the holders of at least five percent of the aggregate principal amount of the Debentures at the time outstanding.

     SECTION 5.07. Manner of Redeeming Debentures. The Debentures to be redeemed from time to time as in Section 5.05 provided shall be selected by the Trustee for redemption in the manner provided in Section 5.02 and notice thereof shall be given by the Trustee to the Company, and the Company hereby authorizes the Trustee, in the name of and at the expense of the Company, to give notice on behalf of the Company of the call of such Debentures, all in the manner and with the effect in this Article Five specified except that, in addition to the matters required to be included in such notice by Section 5.02, such notice shall also state that the Debentures therein designated for redemption are to be redeemed through operation of the Sinking Fund. Subject to the provisions of Section 5.06 and to the receipt by the Trustee of the funds and the accrued interest to be paid to the Trustee pursuant to Sections
5.04 and 5.05, the Trustee shall cause such Debentures to be so redeemed and paid in accordance with such notice in the manner and with the effect provided in Sections 5.02 and 5.03

     SECTION 5.08. Cancellation of Redeemed Debentures. All Debentures surrendered to the Trustee, pursuant to the provisions of this Article Five, shall be forthwith cancelled by it, and shall be destroyed by the Trustee, which shall, upon request, deliver its certificate thereof to the Company.

     SECTION 5.09. Conversion Arrangements on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to debentureholders, or to the Trustee in trust for the debentureholders, on or before the close of business on the date fixed for redemption, an amount not less than the redemption price payable by the Company on redemption of such Debentures. Notwithstanding anything to the contrary contained in this Article Five, the obligation of the Company to pay the redemption price of such Debentures shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any Debentures tendered by the holder for redemption or not duly surrendered for conversion by the holder shall be deemed acquired by such purchasers from such holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above as aforesaid.

                                    ARTICLE SIX

                        PARTICULAR COVENANTS OF THE COMPANY
                         The Company covenants as follows:

     SECTION 6.01. Payment of Principal of (and Premium, if Any) and Interest on Debentures. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on each of the Debentures at the time and place and in the manner provided in the Debentures and this Indenture.

     SECTION 6.02. Maintenance of Office or Agency for Registration of Transfer, Conversion Exchange and Payment of Debentures. So long as any of the Debentures shall remain outstanding, the Company will maintain an office or agency in the City of San Francisco, the State of California and in the Borough of Manhattan, The City of New York, State of New York, where the Debentures may be surrendered for exchange, conversion or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served, and where the Debentures may be presented or surrendered for payment.
 The Company initially appoints each of the Trustee and the Authenticating Agent its office or agency for each of said purposes. The

Company will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee in the City of San Francisco, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. Unless other arrangements are made by the Company, payment of interest will be made by check mailed by the Company to the registered address of the person entitled thereto.

     The Company may from time to time designate one or more other offices or agencies (in or outside of the Borough of Manhattan, The City of New York) where the Debentures may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of San Francisco and in the Borough of Manhattan, The City of New York, for such purposes as stated in this Section. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

     SECTION 6.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 6.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04,

          (1) that it will hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the persons entitled thereto, and

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of (and premium, if any) or interest on the Debentures when the same shall be due and payable, and

          (3) that it will, at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust, by such paying agent.

     (b) Whenever the Company shall have one or more paying agents, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a paying agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held ins trust for the benefit of the holders of Debentures entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     (c) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or interest on the Debentures, set aside, segregate wad hold in trust for the benefit of the persons entitled thereto, a sum sufficient to pay such principal (and premium, if any) or interest so becoming due and will notify the Trustee of any failure to take such action.

     (d) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained.

     (e) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to the provisions of Sections 14.03 and 14.04.

     SECTION 6.05. Maintenance of Corporate Existence. So long as any of the Debentures shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Section 6.05 or elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises and the corporate existence and franchises of each Subsidiary; provided that nothing herein shall require the Company to continue the corporate existence or franchises of any Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

     SECTION 6.06. Further Assurance. From time to time whenever reasonably demanded by the Trustee the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the holders of the Debentures.

     SECTION 6.07. Officers' Certificate as to Default. The Company will, so long as any of the Debentures are outstanding:

          (a) deliver to the Trustee, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such default or defaults,

          (b) deliver to the Trustee, forthwith upon becoming aware of any default or defaults under Section 8.01(d) of this Indenture, an Officers' Certificate specifying such default or defaults, and

          (c) deliver to the Trustee within 90 days after the end of each fiscal year of the Company, which on the date hereof ends December 31, beginning with the fiscal year 1986, an Officers' Certificate stating that:

                 (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision; and

                 (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

                                   ARTICLE SEVEN

                     DEBENTUREHOLDERS' LISTS AND REPORTS BY THE
                              COMPANY AND THE TRUSTEE

     SECTION 7.01. Company to Furnish Trustee Information as to Names and Addresses of Debentureholders. The Company will furnish or cause to be furnished to the Trustee:

          (a) semi-annually, not more than 15 days after each January 15 and July 15, beginning January 15, 1987, a list, in such form as the Trustee may reasonably require, of the names and addresses of the debentureholders as of such January 15 and July 15, as the case may be (or if such January 15 or July 15 is not a business day, as of the business day next preceding such January 15 or July 15), and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

provided, however, that so long as the Trustee is the Debenture registrar, no such lists shall be required to be furnished.

     SECTION 7.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures (1) contained in the most recent list furnished to it as provided in Section 7.01 and (2) received by it in the capacity of paying agent (if so acting) or Debenture registrar.

     The Trustee may destroy any list furnished to it as provided in Section
7.01  upon receipt of a new list so furnished.

     (b) In case three or more holders of Debentures (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election either

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 7.02, or

          (2) inform such applicants as to the approximate number of holders of Debentures whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection
     (a) of this Section 7.02, and as to the approximate cost of mailing to such debentureholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each debentureholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 7.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debentures or would be violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such debentureholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application. All notices, demands, filings or other documents received by the Trustee from, or sent by the Trustee to, debentureholders or said Commission pursuant to subsection (b) shall also be sent to the Company by the Trustee promptly after receipt or concurrently with sending.

     (c) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Debenture registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 7.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection
(b).

     SECTION 7.03. Reports by the Company. (a) The Company covenants and agrees to file with the Trustee within fifteen days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Company covenants and agrees to transmit to the holders of Debentures within thirty days after the filing thereof with the Trustee, in the manner and to the extent provided in subsection (c) of Section 7.04 with respect to reports pursuant to subsection (a) of said Section 7.04, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 7.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

     SECTION 7.04. Reports by the Trustee. (a) On or before July 15, 1987, and on or before July 15 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the debentureholders, as hereinafter in this Section 7.04 provided, and to the Company, a brief report dated as of May 15 of the year in which such report is made with respect to:

          (1) its eligibility under Section 9.09, and its qualifications under Section 9.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

          (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debentures, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to state such advances if such advances so remaining unpaid aggregate not more than one-half of one per cent of the principal amount of the Debentures outstanding on the date of such report;

          (3) the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debentures) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4) or
     (6) of subsection (b) of Section 9.13;

          (4) the property and funds of the Company, if any, physically in the possession of the Trustee (as such) on the date of such report;

          (5) any additional issue of Debentures which the Trustee has not previously reported; and

          (6) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debentures, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 8.07.

     (b) The Trustee shall transmit to the debentureholders, as hereinafter provided, and to the Company, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this
Section 7.04 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Debentures on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten per cent or less of the principal amount of Debentures outstanding at such time, such report to be transmitted within ninety days after such time.

     (c) Reports pursuant to this Section 7.04 shall be transmitted by mail to all holders of Debentures, as the names and addresses of such holders appear upon the registry books of the Company, and to the Company in accordance with
Section 16.03.

     (d) A copy of each such report shall, at the time of such transmission to debenturebolders, be filed by the Trustee with each stock exchange upon which the Debentures are listed and also with the Securities and Exchange Commission. The Company will notify the Trustee when and as the Debentures become listed on any stock exchange.

                                   ARTICLE EIGHT

                    REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                                ON EVENT OF DEFAULT

     SECTION 8.01. Events of Default Defined. In case one or more of the following Events of Default shall have occurred and be continuing, that is to say:

          (a) default in the payment, whether or not prohibited by the provisions of Article Three, of any instalment of interest upon any of the

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                                         45

     Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

          (b) default in the payment, whether or not prohibited by the provisions of Article Three, of the principal of (and premium, if any, on) any of the Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, or in the making of any Sinking Fund payment; or

          (c) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture contained for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five per cent in aggregate principal amount of the Debentures at the time outstanding; or

          (d) If an event of default as defined in any mortgage, indenture or instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Subsidiary (other than indebtedness owing to a seller or any of its affiliates, successors and assigns for real or personal property (including intangibles) and other than indebtedness owing to a lessor or any of its affiliates, successors and assigns under any lease of real or personal property (including, but not limited to any capitalized lease)), whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, provided that (i) such acceleration shall not be rescinded or annulled within thirty days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures a written notice specify in such event of default and requiring the Company to cause such acceleration to be rescinded or annulled and (ii) the amount of the indebtedness subject to acceleration equals or exceeds 15% of the consolidated total indebtedness of the Company as of the last date of the next preceding fiscal quarter of the Company; or

          (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or

          (f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay is debts as they become due or shall take any corporate action in furtherance of any of the foregoing, then and in each and every such case, unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five per cent in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by debentureholders), may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured instalments of interest upon all the Debentures and the principal of (and premium, if any, on) any and all Debentures which shall have become due otherwise than by declaration (with interest on overdue instalments of interest to the extent permitted by law, and on such principal and premium, if any, at the rate of interest borne by the Debentures to the date of such payment or deposit) and the expenses of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of principal of and accrued interest on Debentures which shall have become due by declaration, shall have been remedied-then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Debentures shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

     SECTION 8.02. Payment of Debentures on Default; Suit Therefor. The Company covenants that (1) in case default shall be made in the payment of any instalment of interest on any of the Debentures, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (2) in case default shall be made in the payment of the principal of (and premium, if any, on) any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise-then, upon demand of the Trustee, or upon the request of 25% of the debentureholders the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and instalments of interest (to the extent permitted by law) at the rate of interest borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in is own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Debentures, and collect in the manner provided by law out of the property of the Company or any other obligor upon the Debentures wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Debentures under the Bankruptcy Code or any other applicable law or in connection with the insolvency of the Company or any other obligor upon the Debentures or in case a receiver or trustee shall have been appointed for any substantial part of its property, or in case of any other judicial proceedings of a similar nature relative to the Company or any other obligor upon the Debentures or to creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the debentureholders allowed in any such judicial proceedings relative to the Company or any other obligor upon the Debentures, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses and any other amounts due the Trustee pursuant to Section 9.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the debentureholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution and any other amounts due the Trustee pursuant to Section 9.06. To the extent that such payment of reasonable compensation, expenses, liabilities and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any debentureholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures and the Trustee.

     SECTION 8.03. Application of Moneys Collected by Trustee. Subject to the provisions of Article Three, any moneys collected by the Trustee pursuant to section 8.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
     9.06;

          SECOND:   In case no principal of the outstanding Debentures shall
     have become due and be unpaid, to the payment of interest on the Debentures, in the order of the maturity of the instalments of such interest, with interest upon the overdue instalments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Debentures, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case any principal of the outstanding Debentures shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debentures for principal (and premium, if any) and interest, with interest on the overdue principal (and premium, if any) and instalments of interest (so far as permitted by law and to the extent that such interest has been collected by the Trustee) at the rate of interest borne by the Debentures; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures, then to the payment of such principal (and premium, if any) and interest, without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any), or of any instalment of interest over any other instalment of interest, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

          FOURTH:   To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     SECTION 8.04. Limitation on Suits by Holders of Debentures. No holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinabove provided, and unless also the holders of not less than twenty-five per cent in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.06; it being understood and intended, and being expressly covenanted by the holder of every Debenture with every other debentureholder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures. For the protection and enforcement of the provisions of this Section 8.04, each and every debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in this Indenture, but subject to the provisions of Article Three, the right of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

     SECTION 8.05. Proceedings by Trustee: Remedies Cumulative and Continuing. In case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. All powers and remedies given by this Article Eight to the Trustee or to the debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 8.04, every power and remedy given by this Article Eight or by law to the Trustee or to the debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the debentureholders.

     SECTION 8.06. Rights of Holders of Majority in Principal Amount of Debentures to Direct Trustee and to Waive Defaults. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding (determined as provided in Section 10.04), or, if a record date is set in accordance with Section 10.05, as of such record date, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a responsible officer or officers of the Trustee, determine that the proceedings so directed would be illegal or subject it to any personal liability or be unjustly prejudicial to the debentureholders not consenting, and provided further that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the debentureholders. Prior to the declaration of the maturity of the

Debentures as provided in Section 8.01, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding (determined as provided in Sections 10.04 and 10.05) may on behalf of the holders of all of the Debentures waive any past default hereunder and its consequences, except a default in the payment of interest or premium on, or the principal of, any of the Debentures or the making of any Sinking Fund payment or a default in respect of a covenant or provision hereof which under Article Twelve cannot be modified or amended without the consent of each outstanding Debenture so affected. In the case of any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights thereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 8.07. Trustee to Give Notice of Defaults Known to It, But May Withhold in Certain Circumstances. The Trustee shall, within ninety days after the occurrence of a default hereunder, give to the debentureholders, in the manner and to the extent provided in subsection (c) of Section 7.04 with respect to reports pursuant to subsection (a) of Section 7.04, notice of such defaults known to the Trustee unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purposes of this Section
8.07 being hereby defined to be the events specified in clauses (a), (b), (c),
(d), (e) and (f) of Section 8.01, not including any periods of grace provided for in clauses (a), (c), (d) and (e), respectively, and irrespective of the giving of notice specified in clause (c)); provided that, except in the case of default in the payment of the principal of (and premium, if any) or interest on any of the Debentures or any Sinking Fund payment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the debentureholders.

     SECTION 8.08. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any debenturebolder, or group of debentureholders, holding in the aggregate more than ten per cent in aggregate principal amount of the Debentures outstanding, or to any suit instituted by any debentureholder for the enforcement of the payment of the principal of (and premium, if any) or interest on any Debenture, on or after the due date expressed in such Debenture, or for the enforcement of the right to convert any Debenture as provided in Article Four.

     SECTION 8.09. Enforcement of Rights of Conversion by Debentureholders. Anything in this Indenture to the contrary notwithstanding, the holder of any Debenture, without reference to and without the consent of either the Trustee or the holder of any other Debenture, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceedings suitable to enforce, his right to convert his Debenture into Common Stock as provided in Article Four.

                                 ARTICLE NINE

                           CONCERNING THE TRUSTEE

     SECTION 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, provided, however, that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                 (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall only be liable for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding (determined as provided in Sections 10.04 and 10.05) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Whether or not therein expressly provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 9.01.

     SECTION 9.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 9.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to, have been signed or presented by the proper party or parties;

          (b) any request direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the President or any Vice President and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

          (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the debentureholders, pursuant to the provisions of this Indenture, unless such debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document, unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Debentures then outstanding (determined as provided in Sections 10.04 and 10.05); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination made at the request of holders of not less than a majority in aggregate principal amount of the Debentures then outstanding (determined as provided in

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                                       56

     Sections 10.04 and 10.05) shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 9.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Debentures (other than the certificate of authentication of the Debentures) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

     SECTION 9.04. Trustee, Paying Agent, Conversion Agent or Debenture Registrar May Own Debentures. The Trustee or any Authenticating Agent, paying agent, conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, conversion agent or Debenture registrar.

     The Trustee shall be entitled to all rights set forth in Article Three in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in Section 9.13 or elsewhere in this Indenture shall be construed to deprive the Trustee of any rights as such holder.

     SECTION 9.05. Moneys Received by Trustee to be Held in Trust Without Interest. Subject to the provisions of Section 14.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President or any Vice President or its Treasurer or any Assistant Treasurer.

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                                       57

     SECTION 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with the acceptance or administration of its trust under this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this
Section 9.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this indenture. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

     SECTION 9.07. Right of Trustee to Rely on Officers' Certificate Where No Other Evidence Specifically Prescribed. Subject to the provisions of
Section 9.01, whenever in the administration of the provisions of this Indenture the trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 9.08. Conflicting Interest of Trustee. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 9.08, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 9.10, such resignation to become effective upon the

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                                       58

appointment of a successor trustee and such successor's acceptance of such appointment, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 9.10.

     (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 9.08, the Trustee shall, within ten days after the expiration of such ninety-day period, transmit notice of such failure to the debentureholders in the manner and to the extent provided in subsection (c) of Section 7.04 with respect to reports pursuant to subsection (a) of Section 7.04.

     (c) For the purposes of this Section 9.08 the Trustee shall be deemed to have a conflicting interest if

          (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debentures issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Securities and Exchange Commission shall have found and declared by order pursuant to subsection (b) of
     Section 305 or subsection (c) of Section 307 of the Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that the trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

          (2) the Trustee or any of its directors or executive officers is an obligor upon the Debentures or an underwriter for the Company;

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                                       59

          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

          (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or executive officer of the Trustee and a director of the Company; and
     (C) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee whether under an indenture or otherwise;

          (5) ten per cent or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty per cent or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per cent or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

          (6) the Trustee is beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five per cent or more of the voting securities, or ten per cent or more of any other class of security, of the Company, not including the Debentures issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten per cent or more of any class of security of an under-writer for the Company;

          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per cent or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per cent or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

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                                       60

          (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, ten per cent or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty per cent or more of the voting securities of the Company; or

          (9) the Trustee owns on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per cent or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per cent of such voting securities or twenty-five per cent of any such class of security. Promptly after May 15, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company fails to make payment in full of principal of or interest on any of the Debentures when and as the same becomes due and payable and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c).

     The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection (c).

     For the purposes of paragraphs (6), (7), (8), and (9) of this subsection
(c) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay

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                                       61

moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depository, or in any similar representative capacity.

     Except as above provided, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

     (d) For the purposes of this Section 9.08:

          (1) The term "underwriter" when used with reference to the Company shall mean every person who within three years prior to the time as of which the determination is made has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

          (2) The term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

          (3) The term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As

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                                       62

     used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

          (4) The term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

          (5)    The term "Company" shall mean any obligor upon the Debentures.

          (6) The term "executive officer" shall mean the president, every vice-president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

     The percentages of voting securities and other securities specified in this Section 9.08 shall be calculated in accordance with the following provisions:

          (A) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section 9.08 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (B) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (C) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.


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                                       63

          (D) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                 (i) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                 (ii) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                 (iii) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                 (iv) Securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (E) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     SECTION 9.09. Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a national banking association or corporation organized and doing business under the laws of the United States or any State or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least one hundred million dollars, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth

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                                       64

in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

     SECTION 9.10. Resignation or Removal of Trustee. (a) The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and to the debentureholders, such notice to the debentureholders to be given by mailing (by first-class mail) the same within thirty days after such notice is given to the Company. Upon receiving such notice of resignation and evidence satisfactory to it of such mailing, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 8.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.
 Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b)  In case at any time any of the following shall occur-

          (1) the Trustee shall fail to comply with the provisions of subsection
      (a) of Section 9.08 after written request therefor by the Company or by any debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

          (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such debentureholder, or

          (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of a substantial portion of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of a substantial portion of its property or affairs far the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the

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                                       65

Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.08, any debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Debentures then outstanding (determined as provided in Sections 10.04 and 10.05) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments signed by such holders or their attorneys-in-fact duly authorized, or by the affidavits of the permanent chairman and secretary of a meeting of the debentureholders evidencing the vote upon a resolution or resolutions submitted thereto with respect to such removal and appointment (as provided in Article Eleven), and by delivery thereof to the Trustee so removed, to the successor trustee and to the Company.

     (d) Any resignation or removal of the Trustee and appointment of any successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

     SECTION 9.11. Acceptance by Successor to Trustee; Notice of Succession of a Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or called by such trustee to secure any amounts then due it pursuant to the provisions of Section 9.06.

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                                       66

     No successor trustee shall accept appointment as provided in this
Section 9.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

     Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company shall mail to the debentureholders by first-class mail notice thereof. If the Company fails to mail such notice within thirty days after acceptance of appointment by the successor trustee, the successor trustee shall, in its discretion, cause such notice to be mailed at the expense of the Company.

     SECTION 9.12. Successor to Trustee by Merger, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section
9.08 and eligible under the provisions of Section 9.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 9.13. Limitations on Rights of Trustee as a Creditor. (a) Subject to the provisions of subsection (b) of this Section 9.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Debentures within four months prior to a default, as defined in subsection (c) of this Section 9.13, or subsequent to such a default, then, unless and until such default shall be cured or waived, the Trustee shall se apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debentures, and the holders of other indenture securities (as defined in subsection (c) of this Section 9.13):

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period, and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee

          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State laws;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection
     (c) of this Section 9.13, would occur within four months; or

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                                       68

          (D)    to receive payment on any claim referred to in paragraph (B) or
     (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as be one may be, to be extent of the fair value of such property.

     For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the debentureholders, and the holders of other indenture securities in such manner that the Trustee, the debentureholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the debentureholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account; provided, however, that if such other indenture securities constitute or represent Senior Indebtedness, such funds and property shall be apportioned in a manner that gives the holders thereof the benefits provided by Article Three. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction

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                                       69

(i) to apportion between the Trustee, the debentureholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the debentureholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

     Any Trustee who has reigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months' period; and

          (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

     (b)  There shall be excluded from the operation of subsection (a) of this
Section 9.13 a creditor relationship arising from

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the debentureholders at the time and in the manner provided in Section 7.04 with respect to reports pursuant to subsections (a) and (b) thereof, respectively;

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                                       70

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this
     Section 9.13;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 9.13.

     (c)  As used in this Section 9.13:

          (1) The term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Debentures or upon the other indenture securities when and as such principal or interest becomes due and payable.

          (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939 as then in effect) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section 9.13, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account.

          (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

          (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of goods, wares or

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                                       71

     merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          (5)    The term "Company" shall mean any obligor upon the Debentures.

     SECTION 9.14. Authenticating Agent. The Trustee shall appoint an Authenticating Agent for the Debentures to act on its behalf and subject to its direction in connection with the authentication of the Debentures as set forth in Article Two. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of the State of New York, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least one million dollars ($1,000,000), being subject to supervision or examination by Federal or state authority and having its principal office and place of business in the Borough of Manhattan, The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.14, the Trustee promptly shall appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Debentureholders as their names and addresses appear in the registry books for the Debentures.


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                                       72

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section 9.14.

     The Trustee, with the consent of the Company, hereby appoints The Bank of California New York Trust Company as Authenticating Agent for the Debentures.

     The Trustee agrees to pay to the Authenticating Agent, if any, thus appointed, from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in Section 9.06. The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

                                 ARTICLE TEN

                       CONCERNING THE DEBENTUREHOLDERS

     SECTION 10.01. Evidence Of Action Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver or the taking of any other action) the fact that the holders of such specified percentage, determined as of the time such action was taken or, if a record date was set with respect thereto pursuant to Section 10.05, as of such record date, have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of debentureholders duly called and held in accordance with the provisions of Article Eleven, or (c) by a combination of such instrument or instruments and any such record of such a meeting of debentureholders.

     SECTION 10.02. Proof of Execution of Instruments and of Holding of Debentures. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

     The ownership of Debentures shall be proved by the register of such Debentures, or by a certificate of the registrar thereof.

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                                       73

     The Trustee may accept such other proof or require such additional proof of any matter referred to in this Section 10.02 as it shall deem reasonable.

     The record of any debentureholders' meeting shall be proved in the manner provided in Section 11.06.

     SECTION 10.03. Who May be Deemed Owners of Debentures. The Company, the Trustee, any paying or conversion agent and any Debenture registrar may deem and treat the person in whose name any Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of (premium, if any) and interest on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying or conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any such holder shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debenture.

     SECTION 10.04. Debentures Owned by Company or Controlled or Controlling Persons Disregarded for Certain Purposes. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any demand, direction, request, notice, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, request, notice, consent or waiver, only Debentures which the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 10.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or common control with the Company or any such obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 10.05. Record Date for Action by Debentureholders, Whenever in this Indenture it is provided that holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of debentureholders called pursuant to Article Eleven, the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten per cent in aggregate principal amount of the Debentures then outstanding, may request the Trustee to fix a record date for determining debentureholders entitled to notice of and to take any such action. In case the Company or the holders of Debentures in the amount above specified shall desire to request debentureholders to take any such action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the debentureholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date which shall be a business day not less than fifteen nor more than twenty days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the holders of Debentures in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a business day not less than fifteen nor more than twenty days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this
Section 10.05, only persons shown as debentureholders on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of any such action by the holders on the record date of the required percentage of the aggregate principal amount of the Debentures shall be binding on all debenturebolders, provided that the taking of the requested action by the holders on the record date of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall have been evidenced to the Trustee, as provided in Section 10.01, not later than 180 days after such record date.

     SECTION 10.06. Instruments Executed by Debentureholders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture the serial number of which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice

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                                       75

with the Trustee at its principal office and upon proof of holdings as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture and any direction, demand, request, waiver, consent, vote or other action of the holder of any Debenture which by any provisions of this Indenture is required or permitted to be given shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of the Debentures.

                                 ARTICLE ELEVEN

                           DEBENTUREHOLDERS' MEETINGS

     SECTION 11.01. Purposes for Which Meetings May be Called A meeting of debentureholders may be called at any time and from time to time pursuant to the provisions of this Article Eleven for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by debentureholders pursuant to any of the provisions of Article Eight;

          (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Nine;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

          (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provisions of this Indenture or under applicable law.

     SECTION 11.02. Manner of Calling Meetings, Record Date. The Trustee may at any time call a meeting of debentureholders to take any action specified in
Section 11.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, State of New York, as the Trustee shall determine. Notice of every meeting of the debentureholders, setting forth the time and the place of such meeting and in general terms the

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                                         76

action proposed to be taken at such meeting, shall be mailed not less than twenty nor more than sixty days prior to the date fixed for the meeting to such debentureholders at their registered addresses and to the Company as provided in Section 16.03. For the purpose of determining debentureholders entitled to notice of any meeting of debentureholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than ten days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name any Debenture shall be registered upon the books of the Company on a record date fixed by the Trustee as aforesaid, or by the Company or the debentureholders as in Section 11.03 provided, shall be entitled to notice of the meeting of debentureholders with respect to which such record date was so fixed.

     SECTION 11.03. Call of Meeting by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten per cent in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of debentureholders to take any action authorized in Section 11.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within twenty days after receipt of such request, then the Company or the holders of Debentures in the amount above specified, as the case may be, may fix the record date with respect to, and determine the time and the place in said Borough of Manhattan for, such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than fifteen nor more than twenty days after the date on which such notice is sent to the Trustee.

     SECTION 11.04. Who May Attend and Vote at Meetings. Only persons entitled to receive notice of a meeting of debentureholders and their respective proxies duly appointed by an instrument in writing shall be entitled to vote at such meeting. The only persons who shall be entitled to be present or to speak at any meeting of debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of debentureholders entitled to vote at any meeting of debentureholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     SECTION 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may

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                                       77

deem advisable for any meeting of debentureholders, in regard to proof of the holding of Debentures and the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 10.02.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by debentureholders as provided in Section 11.03, in which case the Company or the debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

     Subject to the provisions of Section 10.04, at any meeting each debentureholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other debentureholders. Any meeting of debentureholders duly called pursuant to the provisions of Section 11.02 or 11.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     At any meeting of debentureholders, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate principal amount of Debentures on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of the Debentures represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

     SECTION 11.06. Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of debentureholders shall be by written ballots on each of which shall be subscribed the signature of the debentureholder or proxy casting such ballot and the identifying number or numbers of the Debentures held or represented in respect of which

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                                       78

such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
11.02. The record shall show the identifying numbers of the Debentures voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

     Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 10.01.

     SECTION 11.07. Exercise of Rights of Trustee and Debentureholders Not to be Hindered or Delayed. Nothing in this Article Eleven contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the debentureholders under any of the provisions of this Indenture or of the Debentures.

                                ARTICLE TWELVE

                            SUPPLEMENTAL INDENTURES

     SECTION 12.01. Purposes for Which Supplemental Indentures May Be Entered into Without Consent of Debentureholders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for one or more of the following purposes:

          (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Thirteen;

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                                       79

          (b) to add to the covenants of the Company such further covenants, restrictions or conditions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

          (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture as shall not adversely affect the interests of the holders of the Debentures;

          (d) to provide for the issuance under this Indenture of Debentures, whether or not then outstanding, in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose; and
     (e) to comply with Section 4.06.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, provided that if any such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     Any supplemental indenture authorized by the provisions of this Section
12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 12.02.


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                                       80

     SECTION 12.02.  Modification of Indenture with Consent of Holders of
66 2/3% in Principal Amount of Debentures. With the consent (evidenced as provided in Section 10.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding (determined as provided in Sections 10.04 and 10.05), or, if a record date is set with respect to such consent in accordance with Section 10.05, as of such record date, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall comply with the provisions of the Trust Indenture Act of 1939 as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture (including, but without limitation, those relating to the Company's Sinking Fund obligations) or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the stated maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or alter the provisions of this Indenture so as to affect adversely the terms of conversion of the Debentures into Common Stock, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures then outstanding; and provided further that no change or modification shall directly or indirectly modify or eliminate the provisions of Article Three in any manner which might terminate or impair the subordination of the Debentures to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

     Upon the request of the Company, accompanied by a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture, provided that if such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Prompt, after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 12.02, the Company shall mail a notice to the debentureholders, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such supplemental indenture.

     SECTION 12.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Twelve, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 12.04. Debentures May Bear Notation of Changes by Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Twelve, or after any action taken at a debentureholders' meeting pursuant to Article Eleven, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding.

     SECTION 12.05. Opinion of Counsel The Trustee, subject to the provisions of Sections 9.01 and 9.02, may rely upon, and shall be entitled to receive, an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Twelve.

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                                       82

                                ARTICLE THIRTEEN

                         CONSOLIDATION, MERGER AND SALE

     SECTION 13.01. Company May Consolidate, etc., on Certain Terms. Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company) or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale or conveyance shall be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States of America or any State thereof; and (c) the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture complying with the requirements of Article Twelve, satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property. If at any time there be any consolidation or merger or sale or conveyance or lease of property to which the covenant of this Section 13.01 is applicable, then in any such event the successor corporation will promptly deliver to the Trustee:

          (1) an Officer's Certificate stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in this Section 13.01 have been complied with and the successor corporation is not in default under the provisions of the Indenture; and

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                                       83

          (2) an Opinion of Counsel stating that in his opinion such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof

     SECTION 13.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, in the manner hereinabove provided, of the due and punctual payment of the principal of (premium, if any) and interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Hexcel Corporation, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation (instead of the Company) and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debenture which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

     SECTION 13.03. Opinion of Counsel The Trustee, subject to the provisions of Sections 9.01 and 9.02, may and shall be entitled to receive and rely on an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Thirteen.

                                ARTICLE FOURTEEN

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS

     SECTION 14.01. Satisfaction and Discharge of indenture. If (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds cash equal to the entire amount sufficient to pay at maturity or upon redemption all of such Debentures not theretofore cancelled or delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses theretofore and thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee under Section
9.06 shall survive.

     SECTION 14.02. Application by Trustee of Funds Deposited for Payment of Debentures. All moneys deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own payment agent), to the holders of the particular Debentures, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

     SECTION 14.03. Repayment of Moneys Held by Paying .Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon

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                                       85

demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

     SECTION 14.04. Repayment of Moneys Held by Trustee. Any moneys deposited with the Trustee or any paying agent for the payment of the principal of, premium, if any, or interest on any Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which such payment shall have become due, shall be repaid to the Company by the Trustee or by such paying agent on demand; and thereupon the Trustee and such paying agent shall be released from all further liability with respect to such moneys, and the holder of any of the Debentures entitled to receive such payment shall thereafter look only to the Company for the payment thereof; provided, however, that the Trustee or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an authorized newspaper in each place of payment, or mail to each such holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be paid to the Company.

                                ARTICLE FIFTEEN

                   IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

     SECTION 15.01. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of such Debentures.

                                 ARTICLE SIXTEEN

                             MISCELLANEOUS PROVISIONS

     SECTION 16.01. Successors and Assigns of Company Bound by Indenture All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 16.02. Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture --authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

     SECTION 16.03. Required Notices or Demands May be Served by Mail; Waiver. Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited by registered mail (return receipt requested) in a United States Postal Service facility addressed (until another address is filed by the Company with the Trustee for such purpose), as follows: Hexcel Corporation, attention Corporate Secretary, 650 California Street, San Francisco, California 94108. Any notice, direction, request or demand by any debentureholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the principal office of the Trustee.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event or action relating thereto, and such waiver shall be the equivalent of such notice. Waivers of notice by debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 16.04. Indenture and Debentures to be Construed in Accordance with the Laws of the State of California. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said State, except as otherwise required by mandatory provisions of law.

     SECTION 16.05. Evidence of Compliance with Conditions Precedent Upon any request or application by the Company to the Trustee to take any action under any of the provisions as of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be band as aforesaid are erroneous, in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 16.06. Payments Due on Saturdays, Sundays, and Holidays. In any case where the date of payment of interest on or principal of the Debentures or the date fixed for redemption of any Debenture or the making of any Sinking Fund payment shall not be a business day then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date of payment or the date fixed for redemption, and no interest shall accrue for the period after the date of payment or date fixed for redemption.

     SECTION 16.07. Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     SECTION 16.08. Provisions of the Indenture and Debenture for the Sole Benefit of the Parties and the Debentureholders. Nothing in this Indenture or in the Debentures, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, the holders of Senior Indebtedness and the holders of the Debentures, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the holders of Senior Indebtedness and the holders of the Debentures.

     SECTION 16.09. Indenture May Be Executed in Counterparts; Acceptance by Trustee. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The Bank of California, N.A., the party of the second part, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     SECTION 16.10. Article and Section Headings. The Article and Section heading references herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 16.11. Severability. provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, HEXCEL CORPORATION, the party of the first part, has caused this Indenture to be signed and acknowledged by its President or one of its Vice Presidents, and its corporate sea] to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and The Bank of California, N.A., the party of the second part, has caused this Indenture to be signed and acknowledged by one of its Assistant Vice Presidents, has caused its corporate sea] to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries, all as of the day and year first written above.

                                               HEXCEL CORPORATION



ATTEST:                                        By
          Secretary



                                               THE BANK OF CALIFORNIA, N.A.

                                               By
ATTEST:                                              Assistant Vice President

          Assistant Secretary

STATE OF CALIFORNIA
THE CITY AND COUNTY OF SAN FRANCISCO           ss.:

     On this 7th day of August, 1986, before me appeared D.T. Divird to me personally known or proved to me on the basis of satisfactory evidence to be the person who executed the above instrument, who, being by me duly sworn, did depose and say that he resides at Danville, CA; that he is the Vice President of Hexcel corporation, one of the corporations described in and which executed the above instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and that said instrument was the free act and deed of said corporation.

                                               /s/ Barbara Bernardo
                                               Notary Public




STATE OF CALIFORNIA
THE CITY AND COUNTY OF SAN FRANCISCO           ss.:

     On this 7th day of August, 1986, before me appeared Gary Lew to me personally known or proved to me on the basis of satisfactory evidence to be the person who executed the above instrument, who, being by me duly sworn, did depose and say that he resides at San Francisco, CA; that he is the Asst. Vice President of The Bank of California, N.A., one of the corporations described in and which executed the above instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and that said instrument was the free act and deed of said corporation.



                                               /s/ Barbara Bernardo
                                               Notary Public